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                 SECURITIES AND EXCHANGE COMMISSION

                      Washington, D. C.  20549

                              FORM 8-K

                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported):  August 31, 1995

                    JONES MEDICAL INDUSTRIES, INC.
        (Exact name of registrant as specified in its charter)

Delaware                           0-15098                  43-1229854
(State or other jurisdiction       (Commission              (IRS Employer
of incorporation)                  File Number)             Identification No.)

     1945 Craig Road, St. Louis, MO               63146
     (Address of principal executive offices)     (Zip Code)

  Registrant's telephone number, including area code:  (314) 576-6100


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     (Former name or former address, if changed since last report)

                    ITEM 2.  ACQUISITION OF ASSETS
                    ------------------------------

     On August 31, 1995, Jones Medical Industries, Inc. (the
"Registrant") acquired from Eli Lilly and Company (the "Licensor") an exclusive license pursuant to a Licensing Agreement dated as of August 31, 1995 (the "Agreement") by and between the Licensor and the Registrant.

     The assets licensed to the Registrant included: (i) the U. S. registered trademark Brevital (the "Trademark"); (ii) the U. S. New Drug Application #11-559; and (iii) applicable copyright rights and marketing materials. Pursuant to the Agreement, the Registrant will have exclusive rights to market and distribute in the United States the ultrashort-acting barbiturate pharmaceutical product methohexital sodium under the Trademark.

     The purchase price for the assets licensed to the Registrant was determined through negotiations between the Registrant and the Licensor. The purchase price for the assets licensed to the Registrant was $14 million, $7 million of which was paid at closing. The remaining $7 million, together with interest at the rate of 7% per annum on the unpaid balance, is payable in installments of $4,280,000 and $3,434,700 on August 31, 1996 and August 31, 1997, respectively. The Registrant has also agreed to pay the Licensor a ten-year royalty of 5% of the net sales of Brevital products, payable quarterly for the first ten years following the closing. The


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funds paid by the Registrant at closing came from the proceeds of a loan obtained by the Registrant from Mark Twain Bank.

     Simultaneously with the closing, the Registrant and the Licensor entered into a Manufacturing Agreement pursuant to which the Licensor has agreed to manufacture Brevital products for the Registrant.

     There is no material relationship between the Registrant and the Licensor or any of the Registrant's or the Licensor's affiliates, directors, officers or any associates of any such directors or officers.

              ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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(c)  Exhibits.
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
Exhibit No.                        Exhibit
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
     2.1                      Licensing Agreement dated August 31,
                              1995 between Jones Medical Industries,
                              Inc. and Eli Lilly and Company.

     2.2                      Manufacturing Agreement dated August 31,
                              1995 between Jones Medical Industries,
                              Inc. and Eli Lilly and Company.

     The Registrant agrees to furnish supplementally a copy of any schedules or other attachments to the above exhibits to the Commission upon request.


                              SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of
1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   JONES MEDICAL INDUSTRIES, INC.

                                   By:  /s/ Judith A. Jones
                                      --------------------------------
                                       Name:  Judith A. Jones
                                            --------------------------
                                       Title: Executive Vice President
                                             -------------------------

Date:  September 15, 1995

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